UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Waters Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
            (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

April 2, 2004

Dear Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Waters Corporation (“Waters” or the “Company”) on May 4, 2004 at 11:00 a.m., local time. The meeting will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757.

      The notice of annual meeting, proxy statement and proxy card from Waters are enclosed. You may also read the notice of annual meeting and the proxy statement on the Internet at http://www.waters.com/stockholder.

      We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of Waters stockholder communications. For more information, see “Electronic Delivery of Waters Stockholder Communications” under the table of contents.

      The matters scheduled to be considered at the meeting are (i) the election of directors of the Company, (ii) the ratification of the selection of PricewaterhouseCoopers as independent auditors for the fiscal year ending December 31, 2004 and (iii) consideration and action upon any other matters which may properly come before the meeting or any adjournment thereof. These matters are more fully explained in the attached Proxy Statement which you are encouraged to read.

      The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

      We hope you will be able to attend the meeting.

Sincerely,

Douglas A. Berthiaume
Chairman, President and
Chief Executive Officer

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      Notice is hereby given that the Annual Meeting of Stockholders of Waters Corporation (“Waters” or the “Company”) will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 4, 2004 at 11:00 a.m., local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of PricewaterhouseCoopers as independent auditors for the fiscal year ending December 31, 2004.

3.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

      In accordance with the provisions of the Company’s bylaws, the Board of Directors has fixed the close of business on March 15, 2004 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Mark T. Beaudouin
Vice President
General Counsel and Secretary

Milford, Massachusetts

April 2, 2004

ELECTRONIC DELIVERY OF WATERS STOCKHOLDER COMMUNICATIONS

      We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of Waters stockholder communications. With electronic delivery, you will receive documents such as the annual report and the proxy statement as soon as they are available, and you can easily submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

•	If you are a registered holder (you hold your Waters shares in your own name through Waters’ transfer agent, Equiserve, or you have stock certificates), visit www.eproxyvote.com to enroll and vote your shares online.

•	If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), visit www.icsdelivery.com to enroll for future electronic delivery of shareholder information. Please have your 12-digit control number, which you will find on your Voting Instruction Form, and follow the instructions provided to enroll.

      Your electronic delivery enrollment will be effective until cancelled. If you have questions about electronic delivery please email Waters Corporation at waters     proxy@waters.com.

VOTING

      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. See your proxy card, or the email you received for electronic delivery of the proxy statement, for further instruction on voting.

WATERS CORPORATION

34 Maple Street
Milford, Massachusetts 01757

PROXY STATEMENT

Annual Meeting of Stockholders
May 4, 2004, 11:00 a.m.

      The Proxy is solicited by the Board of Directors of Waters Corporation (“Waters” or the “Company”) for use at the 2004 Annual Meeting of Stockholders (the “Meeting”) to be held on May 4, 2004 at 11:00 a.m. at the Company’s headquarters located at 34 Maple Street, Milford, Massachusetts 01757. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for Proxy solicitation. The Altman Group, Inc. has been hired by the Company to do a broker solicitation for a fee of $2,500 plus reasonable out-of-pocket expenses. Expenses incurred in the solicitation of Proxies will be borne by the Company.

VOTING MATTERS

      The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the “Common Stock”), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if a stockholder is present in person or is represented by a properly signed proxy (a “Proxy”). Each stockholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

      Shares represented by Proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying choices, your shares will be voted in favor of the proposals made by the Board of Directors, and as the individuals named as Proxy holders on the Proxy deem advisable on all other matters as may properly come before the Meeting.

      Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on March 15, 2004 (the “Record Date”).

      Representatives of the Company’s independent auditors, PricewaterhouseCoopers, are expected to be present at the Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

      As of the Record Date, there were 119,368,149 shares of Common Stock outstanding and entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the stockholders on or about April 2, 2004. A list of the stockholders entitled to vote at the meeting will be available for inspection at the Meeting for purposes relating to the Meeting.

MATTERS TO BE ACTED UPON

1.	ELECTION OF DIRECTORS

      The Board of Directors recommends that the stockholders vote FOR each nominee for director set forth below. Eight directors are to be elected at the Meeting, each to hold office until his successor is elected and qualified or until his earlier resignation, death or removal. Each nominee listed below is currently a director of the Company. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

      The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships and their ages as of April 2, 2004:

      Douglas A. Berthiaume, 55, has served as Chairman of the Board of Directors of the Company since February 1996 and has served as President, Chief Executive Officer and a Director of the Company since August 1994 (except from January 2002 to March 2003, during which he did not serve as President). From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of the Company, which was purchased in 1994. Mr. Berthiaume is the Chairman of the Children’s Hospital Trust Board, and a Director of the Children’s Hospital Medical Center, Genzyme Corporation, and University of Massachusetts Amherst Foundation.

      Joshua Bekenstein, 45, has served as a Director of the Company since August 1994. He has been a Managing Director of Bain Capital, LLC since January 1993 and a General Partner of Bain Venture Capital since its inception in 1987. Mr. Bekenstein is a Director of Sealy Corporation, Shoppers Drug Mart, Inc., Bombardier Recreational Products, Inc. and Bright Horizons Family Solutions, Inc.

      Michael J. Berendt, Ph.D., 55, has served as a Director of the Company since March 1998. Since November 2000, Dr. Berendt has served as Managing Director, Life Sciences Group, of AEA Investors, Inc. (“AEA”). Prior to joining AEA, Dr. Berendt was Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation from November 1996 to November 2000. From January 1996 to November 1996, Dr. Berendt served as Vice President, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. From October 1993 to January 1996, Dr. Berendt served as Director, Institute for Bone & Joint Disorders and Cancer, Bayer Corporation, Pharmaceutical Division. Prior to joining Bayer, Dr. Berendt served as Group Director of Drug Discovery at Pfizer, Inc., and was responsible for immunology, pulmonary, inflammation and antibiotic research. Dr. Berendt has served as a member of the Board of Directors of Onyx Pharmaceuticals, Inc. and Myriad Genetics, Inc.

      Philip Caldwell, 84, has served as a Director of the Company since August 1994. Mr. Caldwell spent 32 years at Ford Motor Company where he served as Chairman of the Board of Directors and Chief Executive Officer from 1980 to 1985 and as a Director from 1973 to 1990. He served as a Director and Senior Managing Director of Lehman Brothers, Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc. from 1985 to February 1998. Mr. Caldwell is also a Director of Mettler — Toledo International, Inc., the Mexico Fund, Inc. and Russell Reynolds Associates, Inc. Mr. Caldwell has also served as a Director of the Chase Manhattan Bank, N.A., the Chase Manhattan Corporation, Digital Equipment Corporation, Federated Department Stores, Inc., Kellogg Company, CasTech Aluminum Group, Inc., Specialty Coatings International, Inc., American Guarantee & Liability Insurance Company, Zurich Holding Company of America, Inc. and Zurich Reinsurance Centre Holdings, Inc.

      Edward Conard, 47, has served as a Director of the Company since August 1994. Mr. Conard has been a Managing Director of Bain Capital, LLC since March 1993. Mr. Conard was previously a Director of Wasserstein Perella and Company, an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm’s operations practice area. Mr. Conard is a Director of ChipPAC, Inc., Alliance Laundry, Inc., US Synthetic, Inc., Unisource Worldwide, Inc. and Broder Brothers.

      Laurie H. Glimcher, M.D., 52, has served as a Director of the Company since January 1998. Dr. Glimcher has been a Professor of Immunology and Medicine at the Harvard School of Public Health and Harvard Medical School since 1990. Dr. Glimcher is a Director of Bristol Myers Squibb Company.

      William J. Miller, 58, has served as a Director of the Company since January 1998. Mr. Miller is an independent investor and consultant. From April 1996 to November 1999, Mr. Miller served as Chief Executive Officer and Chairman of the Board of Avid Corporation, where from September 1996 to January 1999 he served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive

Officer of Quantum Corporation. From May 1992, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of the Board of Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller is a Director of Nvidia Corporation.

      Thomas P. Salice, 44, has served as a Director of the Company since July 1994. Mr. Salice is Vice Chairman and a Director of AEA Investors, Inc. (“AEA”) and has served with AEA since June 1989. Mr. Salice is a Director of Agere Systems, Inc., Marbo Inc., Mettler — Toledo International, Inc. and Sovereign Specialty Chemicals, Inc., and a Trustee of Fordham University.

Required Vote; Recommendation of the Board of Directors

      With respect to the election of directors of the Company, the affirmative vote of a plurality of shares present at the Meeting in person or represented by Proxy, and entitled to vote on the matter, is necessary for the election of each of the nominees for director listed above (i.e. the nominees receiving the greatest number of votes cast will be elected). Shares for which authority to vote for the election of a nominee is withheld (so-called abstentions) will count as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote. For purposes of determining the outcome of the vote, abstentions will not be treated as shares voted for any nominee. A broker “non-vote” occurs when a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker “non-votes” will be counted as present for the purpose of determining whether a quorum is present but will not be treated as shares present and entitled to vote on the election of directors of the Company and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

2.	RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers, independent public auditors, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2004. In accordance with a vote of the Audit Committee and as approved by the Board of Directors, this selection is being presented to the stockholders for ratification at this meeting.

      The affirmative vote of the majority of the shares present at the Meeting in person or represented by Proxy, and entitled to vote on the matter is required to approve the proposal. Abstentions and broker non-votes will be treated as discussed above under the caption “Election of Directors.” Ratification by stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors (the “Board”) does not plan to change the appointment for fiscal 2004, but will consider the stockholder vote in appointing auditors for fiscal 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC AUDITORS.

3.	OTHER BUSINESS

      The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

DIRECTORS MEETINGS AND COMPENSATION

Directors Meetings

      The Board held five meetings during the year ended December 31, 2003. The Board has determined that each Director other than Mr. Berthiaume, the Company’s Chairman, President and Chief Executive, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee, which was formed as of July 10, 2001 and currently consists of Mr. Philip Caldwell (Chairman), Dr. Laurie H. Glimcher, Mr. Thomas Salice and Dr. Michael J. Berendt, recommends candidates for membership on the Board and recruits such candidates for membership on the Board. The responsibilities of the Nominating and Corporate Governance Committee are to supervise the nominations and elections of members of the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Corporate Governance Guidelines for the Company. The charter of the Nominating and Corporate Governance Committee is available at the Company’s website at http://www.waters.com under the caption About Waters > Corporate Information > Corporate Governance. The Audit Committee, which currently consists of Messrs. Bekenstein (Chairman), Caldwell and Salice, oversees the activities of the Company’s independent auditors. The Audit Committee recommends the engagement of the independent auditors, and performs certain other functions pursuant to its charter, a copy of which is attached to this Proxy Statement as Exhibit A. The Compensation and Management Development Committee, which currently consists of Messrs. Conard, Miller, and Salice (Chairman), approves the compensation of executives of the Company, makes recommendations to the Board with respect to standards for setting compensation levels and administers the Company’s incentive plans.

      During fiscal year 2003, each of the Company’s Directors participated in excess of 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board of which such director was a member. During fiscal year 2003, the Compensation and Management Development Committee met three times, the Audit Committee met seven times and the Nominating and Corporate Governance Committee met two times. The Company does not have a formal policy, but encourages Director attendance at annual stockholder meetings. In 2003, all but one Director attended the Annual Meeting.

Compensation of Directors

      Directors who are full-time employees of the Company receive no additional compensation for serving on the Board or its committees. For services performed in 2003, outside Directors each received a retainer of $22,000 for the year, $1,000 for each Board meeting attended, $750 for each committee meeting attended and an annual grant of 4,000 non-qualified stock options and 1,000 shares of restricted stock under the Company’s 2003 Equity Incentive Plan. For services performed in the year 2004, outside Directors each will receive a retainer of $30,000 for the year, $1,000 for each Board meeting attended, $1,000 for each committee meeting attended and an annual grant of stock options and restricted stock. In addition, a committee chairman will receive a retainer of $3,000. All Directors are reimbursed for expenses incurred in connection with their attendance at meetings.

CORPORATE GOVERNANCE

      During 2003, the Board undertook a comprehensive review of the Company’s corporate governance practices, board committee charters and overall governance structure in light of the Sarbanes-Oxley Act of 2002 and new rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. In September 2003, the Board approved a number of new or revised corporate governance documents in order to ensure the Company’s continued compliance with applicable law, rules and regulations. In particular, the Board revised its Audit Committee charter, which is attached hereto as Appendix A, and revised charters for its Compensation and Management Development Committee and its Nominating and Corporate Governance Committee. The Board also adopted Corporate Governance Guide-

lines, a Code of Business Conduct and Ethics for employees, executive officers and directors and a “Whistleblower” policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at http://www.waters.com under the caption About Waters > Corporate Information > Corporate Governance and a copy of any of them may be obtained upon written request to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

      The Company has a standing Nominating and Corporate Governance Committee comprised of four members: Philip Caldwell, Chairman; Thomas P. Salice; Dr. Laurie H. Glimcher and Dr. Michael J. Berendt. The Committee has a charter, which is available on the Company’s website indicated above. Each of the members of the Nominating and Corporate Governance Committee are independent, as such term is defined in the listing standards of the New York Stock Exchange.

      With respect to potential candidates to serve on the Board, the Nominating and Corporate Governance Committee considers suggestions from a variety of sources, including stockholders. Any nominations of candidates, together with appropriate biographical information, should be submitted to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757

      The Nominating and Corporate Governance Committee believes that candidates for service as a director of the Company should meet certain minimum qualifications. In selecting directors, the Board seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. Candidates should satisfy the independence requirements of the SEC and the New York Stock Exchange and should have demonstrated experience in organizational leadership and management Candidates for director should also be of the highest moral and ethical character and integrity, consistent with the standards established by the Company.

      The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chairman/ CEO, the Nominating and Corporate Governance Committee or other Board members identifies a need to either expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the Nominating and Corporate Governance Committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations by stockholders and/or the retention of a professional search firm if necessary. An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the Nominating and Corporate Governance Committee for review. Upon review by the Nominating and Corporate Governance Committee, a series of interviews of one or more candidates is conducted by the Chairman/ CEO and at least one member of the Nominating and Corporate Governance Committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

      Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, submit the candidate for approval by the full Board.

      With respect to communication with the Board on general matters, stockholders may contact the Board or any of its individual Directors by writing to Waters Corporation, c/o Secretary, 34 Maple Street, Milford, Massachusetts 01757. Any such communication should include the name and return address of the stockholder, the specific Director or Directors to whom the contact is addressed and the nature or subject matter of the contact.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Company has a qualified Audit Committee of the Board. The Audit Committee, in conjunction with management and the independent auditors, focuses on the following items:

1.	The adequacy of Company internal controls,

2.	The appropriateness of Company financial reporting and accounting processes,

3.	The independence and performance of the Company’s Independent Auditors,

4.	Company compliance with laws and regulations, and

5.	Review of Independent Auditor’s quality control procedures.

      The Board has adopted a written charter setting out more specifically the functions that the Audit Committee is to perform. A copy of the charter is attached to this Proxy as Exhibit A. The Audit Committee held seven meetings during the fiscal year ended December 31, 2003. The Audit Committee reviewed on a quarterly basis, with members of the management team, the Company’s quarterly financial results prior to the release of earnings and the filing of the Company’s quarterly financial statements with the SEC. The Board has determined that each of the three current members of the Audit Committee — Mr. Bekenstein (Chairman), Mr. Caldwell and Mr. Salice — is an “audit committee financial expert” as defined under applicable rules and regulations of the SEC and are “independent” as defined under the listing standards of the New York Stock Exchange and applicable rules and regulations of the SEC. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent auditors, PricewaterhouseCoopers, audit the annual financial statements and are responsible for expressing an opinion on their conformity with generally accepted accounting principles.

      The Audit Committee has adopted the following guidelines regarding the engagement of PricewaterhouseCoopers to perform non-audit services for the Company:

      Company management will submit to the Audit Committee for approval the list and budgeted fees of non-audit services that it recommends the Committee engage its independent auditors to provide for the fiscal year. Company management and the Company’s independent auditors will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will approve both the list of permissible non-audit services and the budgeted fees for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the Company’s independent auditors pursuant to this pre-approval process as well as new non-audit services requesting approval.

      To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting.

      PricewaterhouseCoopers must ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

      The Committee hereby reports for the period ended December 31, 2003 that:

1.	It has reviewed and discussed the Company’s audited financial statements for the period ended December 31, 2003 with management,

2.	It has discussed with PricewaterhouseCoopers those matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statement on Auditing Standards, AU §380,

3.	It has received from PricewaterhouseCoopers its written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committee, and has discussed with PricewaterhouseCoopers its independence,

4.	It has considered whether and determined that the provision of non-audit services to the Company by PricewaterhouseCoopers as set forth below, was compatible with maintaining auditor independence, and

5.	It has reviewed and discussed with PricewaterhouseCoopers its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.

      Based on the items reported above, on February 24, 2004 the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on

Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC. The recommendation was accepted by the Board on the same date.

Mr. Joshua Bekenstein      Mr. Philip Caldwell      Mr. Thomas P. Salice

Audit Fees

      The aggregate fees for the fiscal year ended December 31, 2003 by the Company’s principal accounting firm, PricewaterhouseCoopers, were as follows:

		2003		2002

Audit Fees		$1,491,000		$1,060,000
Audit Related Fees		$126,000		$40,000
Tax Related Fees
Tax Compliance	$180,800		$153,000
Tax Planning	$73,600		$599,000
Total Tax Related Fees		$254,400		$752,000
All Other Fees		$7,100		$12,000

Total		$1,878,500		$1,864,000

Audit Fees — consists of fees for the audit of the Company’s financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit Related Fees — consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, internal control related services, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.

Tax Related Fees — consists of fees for tax compliance and planning services. Tax compliance includes fees for professional services related to international tax compliance and preparation. Tax planning consists primarily of fees related to the impact of acquisitions and restructuring on international subsidiaries.

All Other Fees — consists of fees for all other permissible services other than those reported above.

The Audit Committee approved 100% of the services listed under the preceding captions “Audit-Related Fees,” “Tax Related Fees” and “All Other Fees.”

MANAGEMENT COMPENSATION

Summary Compensation Table

      The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Berthiaume and the four other most highly compensated executive officers (collectively, the “named executives”) who were serving as executive officers at the end of fiscal year 2003.

						Long Term
	Annual Compensation					Compensation

						Securities	All Other
	Fiscal	Salary		Bonus		Underlying	Compensation
Name and Principal Position	Year	($)		($)		Options (#)	($)

Douglas A. Berthiaume	2003	617,500	(1)	566,041	(2)	150,000	40,493	(5)
Chairman, President and Chief	2002	610,000		—		—	22,302	(5)
Executive Officer	2001	560,000		295,551	(4)	150,000	15,515	(5)
Mark T. Beaudouin	2003	203,500	(1)(8)	201,332	(6)	100,000 (7)	748	(5)
Vice President, General Counsel
And Secretary
Arthur G. Caputo	2003	309,500	(1)	206,331	(2)	100,000	10,269	(5)
Executive Vice President and	2002	305,000		91,500	(3)	60,000	7,159	(5)
President, Waters Division	2001	280,000		108,889	(4)	75,000	6,938	(5)
John R. Nelson	2003	354,500	(1)	236,331	(2)	50,000	16,852	(5)
Executive Vice President and	2002	350,000		—		75,000	12,487	(5)
Chief Technology Officer	2001	290,000		112,778	(4)	100,000	13,957	(5)
John Ornell	2003	244,500	(1)	159,998	(2)	50,000	13,944	(5)
Vice President Finance and	2002	240,000		—		40,000	8,124	(5)
Administration and Chief	2001	196,154		71,944	(4)	60,000	8,384	(5)
Financial Officer

(1)	A financial planning benefit was eliminated in 2003 and a one-time adjustment of $7,500 was made to Mr. Berthiaume’s base salary in 2003 and a $4,500 one-time adjustment was made to the base salary of each of Mr. Caputo, Mr. Nelson, Mr. Ornell and Mr. Beaudouin.

(2)	Reflects bonus earned under the Company’s Management Incentive Plan in 2003 which was paid in 2004.

(3)	Reflects bonus earned under the Company’s Management Incentive Plan in 2002 which was paid in 2003.

(4)	Reflects bonus earned under the Company’s Management Incentive Plan in 2001 which was paid in 2002.

(5)	Reflects amounts contributed for the benefit of the named executive in 2003, 2002 and 2001 (if applicable), respectively, under the Waters 401(k) Restoration Plan and the Waters Employee Investment Plan and for Group Term Life Insurance coverage in excess of $50,000.

(6)	Mr. Beaudouin’s 2003 bonus includes $176,332 earned under the Company’s Management Incentive Plan and a one-time new hire bonus in the amount of $25,000.

(7)	Mr. Beaudouin’s 2003 option grant reflects a new hire grant and an annual grant.

(8)	Mr. Beaudouin joined the Company in April 2003.

Option Grants In Fiscal Year

      The following table shows information regarding stock option grants to the named executives in fiscal year 2003:

						Potential Realizable Value at
						Assumed Annual Rates of
						Stock Price Appreciation For
	Individual Grants					10-year Option Term

	Number of		Percent of
	Securities		Total Options
	Underlying		Granted to	Exercise
	Options		Employees	Price	Expiration
Name	Granted (#)		in Fiscal Year	($/SH)	Date	5% ($)	10% ($)

Douglas A. Berthiaume	150,000	(1)	7.13%	$32.12	12/11/2013	$3,030,014	$7,678,651
Mark T. Beaudouin	50,000	(2)	2.38%	$21.05	4/01/2013	$661,912	$1,677,414
	50,000	(1)	2.38%	$32.12	12/11/2013	$1,010,005	$2,559,551
Arthur G. Caputo	100,000	(1)	4.75%	$32.12	12/11/2013	$2,020,010	$5,119,101
John R. Nelson	50,000	(1)	2.38%	$32.12	12/11/2013	$1,010,005	$2,559,551
John Ornell	50,000	(1)	2.38%	$32.12	12/11/2013	$1,010,005	$2,559,551

(1)	Each option becomes exercisable with respect to 20% of the shares subject to the option on each of December 11, 2004, December 11, 2005, December 11, 2006, December 11, 2007 and December 11, 2008.

(2)	Each option becomes exercisable with respect to 20% of the shares subject to the option on each of April 1, 2004, April 1, 2005, April 1, 2006, April 1, 2007 and April 1, 2008.

Aggregated Option Exercises, Holdings and Year End Values for Fiscal Year 2003

      The following table shows information regarding (i) the number of shares of Common Stock acquired upon exercise by the named executives of stock options in 2003 and the value realized thereby and (ii) the number and value of any unexercised stock options held by such executives as of December 31, 2003:

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the Money Options at
	Acquired on	Value Realized	Options at FY-End	FY-End closing price of $33.16
Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Douglas A. Berthiaume	1,100,000	$32,229,027	3,616,960/308,000	$94,696,992/$438,730
Mark T. Beaudouin	—	—	100,000	$657,505
Arthur G. Caputo	750,000	$16,106,919	373,824/229,000	$5,072,955/$830,525
John R. Nelson	646,104	$16,166,023	465,000/206,000	$7,031,981/$919,766
John Ornell	2,200	$62,819	182,600/146,000	$2,410,568/$549,813

Waters Corporation Retirement Plans

      Substantially all full-time United States employees of Waters participate in the Waters Corporation Retirement Plan (the “Retirement Plan”), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “Code”). The Retirement Plan is a cash balance plan whereby each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account. In general, a participant becomes vested under the Retirement Plan upon completion of five years of service. The normal retirement age under the plan is age 65 if a participant has at least five years of service.

      Pay credits range from 4.0% to 9.5% of compensation, depending on the participant’s amount of compensation and length of service with the Company. Compensation refers to pension eligible earnings of the participant (limited to $200,000 for 2003), which includes base pay, overtime, certain incentive bonuses, commissions and pre-tax deferrals, but excludes special items such as stock awards, moving expense reimbursements and employer contributions to retirement plans. Interest credits are based on the one year constant maturity Treasury bill rate on the last business day in November of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 10.0% maximum rate.

      The Company also maintains a non-qualified, supplemental plan which provides benefits that would be paid by the Retirement Plan except for limitations on pensionable pay and benefit amounts currently imposed by the Code.

      The aggregate estimated annual benefit payable from the Retirement Plan and supplemental plan combined to Messrs. Berthiaume, Caputo, Nelson, Ornell and Beaudouin upon normal retirement is $218,000, $129,000, $71,000, $98,000 and $36,000, respectively. As of December 31, 2003, Messrs. Berthiaume, Caputo, Nelson, Ornell and Beaudouin had approximately 23, 26, 27, 13 and 0 year of credited service, respectively, under the Retirement Plan.

      The aggregate estimated annual normal retirement benefits are based on actual 2003 eligible compensation, including bonus paid in 2003. Future eligible compensation is assumed to equal January 2004 rate of pay and future interest credits are assumed to be 5.0%.

Compensation and Management Development Committee Interlocks and Insider Participation

      The Compensation and Management Development Committee currently consists of Mr. Edward Conard, Mr. William Miller, and Mr. Thomas Salice (Chairman). Prior to the Company’s initial public offering in 1995, each of Mr. Conard and Mr. Salice also served as an officer of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

      The Compensation and Management Development Committee of the Board is responsible for administering the compensation of senior executives of the Company and is comprised of three independent non-employee directors.

      The Compensation and Management Development Committee’s compensation philosophy is to focus management on achieving financial and operating objectives which provide long-term stockholder value. The Company’s executive compensation programs are designed to align the interest of senior management with those of the Company’s stockholders. There are three key components of executive compensation: base salary, senior management incentive bonus (annual incentive), and long-term performance incentive. It is the intent of these programs to attract, motivate and retain senior executives. It is the philosophy of the Compensation and Management Development Committee to allocate a significant portion of cash compensation to variable performance-based compensation in order to align executive cash compensation with Company performance.

Base Salary

      The base salaries for senior executives are reviewed annually by the Compensation and Management Development Committee. Salaries are based upon a combination of factors including past individual performance, competitive salary levels and an individual’s potential for making significant contributions to future Company performance. After consideration of the Company’s financial performance in fiscal year 2002, individual position and responsibilities, and general and industry market surveys for comparable positions, the Compensation and Management Development Committee did not increase the base salaries of executive officers for fiscal year 2003. A financial planning benefit was eliminated and a one-time adjustment equal to the benefit was made to each eligible executive’s base salary.

Annual Incentive

      The Management Incentive Plan is the variable pay program for officers and other senior executives of the Company. The purpose of the Management Incentive Plan is to provide added motivation and incentive to senior executives to achieve operating results based on operating budgets established at the beginning of the fiscal year. The Compensation and Management Development Committee evaluates the audited results of the

Company’s performance against previously established performance targets in order to determine the individual bonuses under the Management Incentive Plan.

2003 Equity Incentive Plan

      Stock options are an important component of senior executive compensation and the 2003 Equity Incentive Plan has been designed to motivate senior executives and other key employees to contribute to the long-term growth of stockholder value. During fiscal year 2003 stock options were granted to the Company’s senior executives and other key individuals under the 2003 Equity Incentive Plan. The Compensation and Management Development Committee authorizes awards under the Plan based upon recommendations from the Company’s Chief Executive Officer.

Other Compensation

      The Company’s senior executives are also eligible to participate in other compensation plans that are generally offered to other employees, such as the Company’s investment and savings plan, retirement plan, the employee stock purchase plan and the supplemental employee retirement plan. Senior executives previously received a $4,500 financial planning benefit (except Mr. Berthiaume, who received a $7,500 financial planning benefit). The financial planning benefit was eliminated in 2003 and a one-time adjustment of $4,500 (or $7,500 for Mr. Berthiaume) was made to base salaries in 2003.

President and Chief Executive Compensation

      Mr. Berthiaume’s 2003 annual base salary was based on the Compensation and Management Development Committee’s evaluation of the Company’s overall performance in 2002, and the salaries and compensation practices of peer companies of comparable size. After considering these factors, the Compensation and Management Development Committee elected not to increase Mr. Berthiaume’s annual base salary for fiscal year 2003. An annual $7,500 financial planning benefit was eliminated in 2003 and a one-time adjustment of $7,500 was made to Mr. Berthiaume’s base salary in 2003. Under the Management Incentive Plan, the Compensation and Management Development Committee awarded Mr. Berthiaume a bonus of $566,041 for fiscal year 2003 based upon the Company’s 2003 performance as compared to pre-established criteria and targets. During fiscal year 2003, Mr. Berthiaume received a stock option grant of 150,000 shares under the 2003 Equity Incentive Plan.

Limit on Deductible Compensation

      The Compensation and Management Development Committee has considered the application of Section 162(m) of the Internal Revenue Code to the Company’s compensation practices. Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as performance — based compensation. The annual cash compensation paid to individual executives during fiscal year 2003 (excluding exempt performance — based compensation) did not reach the $1 million threshold. The Compensation and Management Development Committee believe that payments under the Management Incentive Plan and the stock incentive plans of the Company qualify as performance — based compensation. The Compensation and Management Development Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Compensation and Management Development Committee will reexamine the Company’s compensation practices and the effect of Section 162(m).

Mr. Edward Conard      Mr. William Miller      Mr. Thomas Salice

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the cumulative total return on $100 invested as of December 31, 1998 (the last day of public trading of the Common Stock in fiscal year 1998) through December 31, 2003 (the last day of public trading of the Common Stock in fiscal year 2003) in the Common Stock of the Company, the NYSE Market Index and the SIC Code 3826 Index. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE

DECEMBER 31, 1998 AMONG WATERS CORPORATION,
NYSE MARKET INDEX AND SIC CODE 3826 — LABORATORY ANALYTICAL INSTRUMENTS

	1998	1999	2000	2001	2002	2003

Waters Corporation	100.00	121.49	382.81	177.65	99.85	152.02
SIC Code Index	100.00	161.79	254.25	149.53	76.45	111.53
NYSE Market Index	100.00	109.50	112.11	102.12	83.42	108.07

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The table below sets forth certain information regarding beneficial ownership of Common Stock as of March 15, 2004 by each person or entity known to the Company who owns of record or beneficially five percent or more of the Common Stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.

		Percentage of
	Number of Shares of	Outstanding
Name	Common Stock(1)	Common Stock(1)

5% Stockholders
AIM Advisors — Houston Texas	9,717,650	7.07%
Fidelity Investments — Boston, Massachusetts	8,574,281	6.24%
Directors and Executive Officers
Mark T. Beaudouin(2)	10,085	*
Douglas A. Berthiaume(2)(3)	5,734,467	4.07%
Arthur G. Caputo(2)(9)	956,203	*
John R. Nelson(2)	344,300	*
John Ornell(2)(4)	192,241	*
Joshua Bekenstein(2)(5)(6)	23,000	*
Dr. Michael J. Berendt (2)(10)	11,000	*
Philip Caldwell(2)(5)(6)(7)(10)	126,128	*
Edward Conard(2)(5)(8)	19,000	*
Dr. Laurie H. Glimcher(2)(10)	7,000	*
William J. Miller(2)(5)(8)	15,000	*
Thomas P. Salice(2)(5)(6)(8)(10)	46,100	*
All Directors and Executive Officers as a group (13 persons)	8,421,591	5.92%

*	represents less than 1% of the total.

(1)	Figures are based upon 137,374,749 shares (including 18,006,600 treasury shares) of Common Stock outstanding as of March 15, 2004. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of Common Stock held by such stockholder or group which are exercisable within 60 days of March 15, 2004.

(2)	Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 15, 2004 as follows: Mr. Berthiaume 3,616,960, Mr. Caputo 373,824, Mr. Nelson 269,000, Mr. Ornell 180,100, Mr. Beaudouin 10,000, Mr. Bekenstein 19,000, Mr. Berendt 11,000, Mr. Caldwell 19,000, Mr. Conard 19,000, Dr. Glimcher 7,000, Mr. Miller 15,000 and Mr. Salice 12,600.

(3)	Includes 69,000 shares held by Mr. Berthiaume’s wife, 560,832 shares held by limited partnership interests, 34,873 shares held in Mr. Berthiaume’s 401K Plan and 25,252 shares held in a family trust. Mr. Berthiaume disclaims beneficial ownership for the shares held by his wife, the shares held in a family trust and the shares held by the limited partnership interests.

(4)	Includes 9,937 shares held in Mr. Ornell’s 401K and ESPP plans and 2,200 shares held by his daughters for which Mr. Ornell disclaims beneficial ownership.

(5)	Excludes deferred compensation in the form of phantom stock receipt of which may be, at the election of the Director, on a specified date at least six (6) months in the future or upon his or her cessation of service as a Director of the Company.

(6)	Member of the Audit Committee.

(7)	Includes 107,128 shares held in trust for Mr. Caldwell’s wife, for which shares he disclaims beneficial ownership.

(8)	Member of the Compensation and Management Development Committee.

(9)	Includes 100,935 shares held in Mr. Caputo’s 401K Plan account and 1,840 shares held by his daughters, for which Mr. Caputo disclaims beneficial ownership.

(10)	Member of the Nominating and Corporate Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

      The Company and Mark T. Beaudouin, Vice President, General Counsel and Secretary, are parties to an Executive Change of Control/ Severance Agreement dated April 1, 2003. Under the terms of the agreement, if Mr. Beaudouin’s employment is terminated without cause during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or Mr. Beaudouin terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Beaudouin would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the bonus that would have been payable to him during the 12 month period following termination, (ii) accelerated vesting of stock options, restricted stock grants and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” Mr. Beaudouin for any excise tax under the “parachute payment” tax provisions of the Internal Revenue Code. On February 24, 2004, the Compensation and Management Development Committee and the Board of Directors approved the implementation of Executive Change of Control/ Severance Agreements in form and substance similar to that of Mr. Beaudouin for each of Messrs. Berthiaume, Caputo, Nelson and Ornell. These agreements are in the process of being prepared and reviewed and have not been executed as of the date hereof.

Loans to Executive Officers

      Prior to 2002 the Company made loans, in an aggregate principal amount of $280,454, to Philip S. Taymor, Senior Vice President (retired) and Arthur Caputo, Executive Vice President and President, Waters Division. These loans were full recourse loans and were secured by a pledge of certain of the shares of Common Stock owned by such executive officers. In 2001, Messrs. Taymor and Caputo each repaid such loans. The payments by these executive officers repaid in full the outstanding principal amounts and accrued interest. At December 31, 2003 there were no loans outstanding due from executive officers. In compliance with the Sarbanes-Oxley Act of 2002, the Company no longer makes loans to its executive officers.

Indemnification of Directors and Officers

      The Company provides indemnification for its directors and executive officers in addition to the indemnification provided for in the Company’s Certificate of Incorporation and Amended and Restated Bylaws.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      The Federal securities laws require the Company’s directors and officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the Common Stock.

      To the Company’s knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, all of the Company’s officers, directors and greater-than-ten-percent beneficial owners made all required Section 16 filings during the fiscal year ended December 31, 2003.

STOCKHOLDER PROPOSALS

      Proposals of stockholders to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 3, 2004 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 2005 Annual Meeting will be scheduled on or about May 4, 2005.

EXHIBIT A

AUDIT COMMITTEE CHARTER

OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

      The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Waters Corporation (the “Company”) in ensuring that management is maintaining internal controls adequate to provide reasonable assurance that assets are safe-guarded, transactions are properly executed and recorded, generally accepted accounting principles are consistently applied, and that there is compliance with corporate policies for conducting business. The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor, Director of Internal Audit and management of the Company.

      The function of the Committee is oversight. The Committee relies on the expertise and knowledge of the Company’s management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements and reports directly to the Committee. The Committee reports regularly to the Board.

      The Committee shall perform such functions, exercise such powers, and consult with such persons as may be required to fulfill the responsibilities of the Committee or additional responsibilities, which may be delegated to it from time to time by the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have the authority, without seeking Board approval, to engage outside advisors or consultants, including legal, accounting, or other advisors as it deems necessary to carry out its duties, and shall be entitled to rely on advice, information, opinions, reports, or statements, including financial statements and other financial data, provided or prepared by officers or employees of the Company or such outside advisors or consultants. The Committee shall receive appropriate funding, as it determines, from the Company for payment of compensation to such outside advisors or consultants.

      The Company shall make this Charter available on its website at http://www.waters.com. The Company shall disclose such availability in its Annual Report on Form 10-K and also shall disclose therein that it shall provide a printed copy of this Charter without charge to any Company stockholder who requests it. The Company also shall publish this Charter periodically in the Company’s annual proxy statement, to the extent required by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Composition

      The Committee shall consist of no fewer than three members of the Board independent of management and the Company and free from any relationship that may interfere with the members’ exercise of independent judgment from management and the Company, as prescribed by the applicable laws, regulations, and rules of the SEC and New York Stock Exchange (the “NYSE”). All members of the Committee shall be able to read and understand fundamental financial statements. The Chairman and each of the members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, and shall serve an annual term. Any Committee member may be replaced by the Board at any time.

      At least one member of the Committee shall be an “audit committee financial expert” as such term is defined in Rule 407 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

      No Committee member may serve simultaneously on the audit committees of more than three public companies (including the Company) unless the Board first has determined that such simultaneous service would not impair the ability of such member to serve on the Committee and the Company discloses such determination in its annual Proxy Statement.

Audit Committee Authority, Responsibilities and Processes

      The Committee shall meet as often as it shall determine, but not less frequently than is necessary to discharge the Committee’s responsibilities as required by applicable laws and the regulations and rules of the SEC and NYSE, together as a committee and in separate sessions with representatives of management, the internal auditor, and the independent auditor. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any advisor or consultant to, the Committee.

•	Independent Audit

1.	The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Committee, as representative of the Company’s stockholders, and as such the independent auditor must report directly to the Committee. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), retain, compensate, evaluate, terminate, and replace the independent auditor. The Committee may receive input from the management of the Company on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

2.	The Committee shall review and discuss the proposed scope and plans for the annual audit and significant variations that arise in the course of the examination. Also, the Committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls (including any audit steps taken in light of any material control deficiencies), including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

3.	The Committee shall review the independent auditor’s internal control observations and responses by the Company’s management.

4.	The Committee shall approve all fees and terms related to the annual independent audit and subsequent variations thereof, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre-approve all audit and permissible non-audit services to be performed for the Company by the independent auditor, giving effect to the “de minimis” exception for non-audit services set forth in Section 10A(a)(i)(1)(B) of the Exchange Act. The Committee may delegate this authority to the Chairman of the Committee or another subcommittee. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor’s independence from management.

5.	The Committee shall, at least annually, obtain and review a report by the independent auditor describing (A) the independent auditor’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (C) (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor its independence from management and the Company and shall review at least annually the matters included in the written disclosures provided by the independent auditor as required by the applicable regulatory body.

6.	The Committee shall review and evaluate the lead partner of the independent auditor and shall ensure the occurrence of any legally required rotation of lead and concurring partners and any other partners required to be rotated. The Committee may also consider whether, to assure continuing auditor independence, it would be advisable to regularly rotate the independent auditor itself. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

7.	The Committee shall recommend to the Board a policy concerning the Company’s hiring of employees or former employees of the independent auditor in accordance with the applicable rules of the SEC to ensure that the independent auditor is independent. Specifically, prior to the hiring of any member of the audit engagement team assigned to the Company in any financial reporting oversight role of the Company the Committee shall ensure that one year has passed since completion of the next audit performed by such team subsequent to the audit in which such member participated.

8.	The Committee shall review the performance and qualifications of the independent auditor, and in so doing, take into account the opinions of management and the internal auditor. The Committee shall report to the Board its conclusions with respect to the independent auditor.

•	Financial Reporting

1.	The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles. The Committee also shall review and discuss with the independent auditor and management the adequacy and effectiveness of the accounting policies and practices and significant judgments that may affect the financial statements of the Company, and the selection made from among alternative accounting treatments.

2.	The Committee shall consider changes in accounting standards that may significantly affect financial reporting practices.

3.	The Committee shall review and discuss, with financial management and the independent auditor, the Company’s annual and quarterly financial results and the annual financial statements and quarterly financial statements, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its periodic reports, prior to the release of earnings and/or the filing or distribution of the Company’s annual and quarterly financial statements and discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditor. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K. The Chairman of the Committee (or an alternate if necessary) may represent the entire Committee for purposes of the quarterly review of the Company’s earnings release.

4.	The Committee shall meet separately with the independent auditor to discuss the results of its audit work and the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and the nature and resolution of any significant disagreements with management. The Committee shall also obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (regarding the independent auditor’s responsibilities upon detection or otherwise becoming aware of information indicating that an illegal act (whether or not perceived to have a material effect on the financial statements of the Company) has or may have occurred) has not been implicated.

5.	The Committee shall discuss with management the type and presentation of information to be included in the Company’s earnings press releases, including the use therein of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6.	The Committee shall review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements. The Committee also shall review the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

7.	The Committee shall review with management guidelines and policies with respect to the Company’s approach to risk assessment and risk management, and shall discuss the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures.

8.	The Committee shall review each report of the independent auditor delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments (including their effect on the Company’s financial statements), and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

9.	The Committee shall review the disclosures made by officers of the Company in the certifications required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the absence of misleading statements in the Company’s periodic reports and the fair presentation in such reports of the Company’s financial statements and results of operations.

10.	The Committee shall discuss with management and the independent auditor any correspondence or other communication from or with any governmental agency or regulatory authority that raises any material issue concerning the Company’s financial statements, accounting policies, or related matters.

•	Controls

1.	The Committee shall review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies. The Committee shall assess the adequacy and effectiveness of the system of internal controls, including the security of tangible and intangible corporate assets and the security of computer systems and facilities.

2.	The Company shall have an internal audit function. The Committee shall oversee the appointment, removal, and replacement of the Company’s internal auditor (or, if such function is performed by more than one person or firm, the person or firm charged with heading such function). The Committee shall review the responsibilities, budget, and staffing of the Company’s internal audit function and the scope of the internal audit plan and function.

At regularly scheduled meetings, and at any other times when they believe it necessary, the independent auditor and senior financial management shall meet with the Committee privately and confidentially to notify or advise it concerning any circumstances which they believe require the special attention of the Committee.

Other Committee Activities

1.	The Committee may, at its discretion, request management, the independent auditor, or other persons with specific competence, including outside counsel and other outside advisors, to undertake special projects or investigations which it deems necessary to fulfill its responsibilities, especially when potential conflicts of interest with management may be apparent.

2.	The Committee shall be informed by senior financial management of the rationale for securing audits or second opinions from accounting firms other than the Company’s independent auditor.

3.	The Committee shall annually assess and review the adequacy of this Charter and shall annually review the Committee’s own performance.

4.	The Committee shall provide its report required to be included in the Company’s annual Proxy Statement.

5.	The Committee shall establish, or determine that there have been established, procedures for the receipt, retention, and treatment of complaints from Company employees regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with these procedures.

6.	The Committee shall obtain reports from management, the internal auditor, and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

7.	The Committee shall review such other reports, adopt such other policies, and implement such other procedures as shall be necessary to comply with the rules and regulations that may, from time to time, be established by the NYSE or the SEC.

8.	The members of the Committee shall not receive any compensation from the Company other than director fees. Such director fees may be greater than those paid to the other directors of the Company.

9.	The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

_______________________________________ NOTES _______________________________________

[LETTER HEAD]

Waters
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

Vote by Telephone

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877 PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/wat

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/wat anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark votes as in this example.

Please sign, date and return your proxy in the envelope provided even if you plan to attend the meeting.

1. To elect directors for the ensuing year and until their successors are elected.

Nominees: (01) Joshua Bekenstein, (02) Michael J. Berendt, Ph.D., (03) Douglas A. Berthiaume, (04) Philip Caldwell, (05) Edward Conard, (06) Laurie H. Glimcher, M.D., (07) William J. Miller and (08) Thomas P. Salice

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐

Note: If you do not wish your shares voted “for” a particular nominee, write such nominee’s name on the line above.

2. To ratify the selection of PricewaterhouseCoopers as independent auditors for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN

☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

(If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

Signature:	Date:

Signature:	Date:

Waters

The Officers and Directors of Waters Corporation
cordially invite you to attend
the Annual meeting of Stockholders
to be held at Waters Corporation, 34 Maple Street,
Milford, Massachusetts on Tuesday, May 4, 2004
at 11:00 a.m.

Douglas A. Berthiaume

/s/ Douglas A. Berthiaume

Chairman, President and Chief Executive Officer

(FOR RECORDED DIRECTIONS TO WATERS, CALL 508 482-3314)

DETACH HERE

PROXY

WATERS CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 4, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas A. Berthiaume and Mark T. Beaudouin, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE